Exhibit 99.1

Penson Worldwide, Inc. 1700 Pacific Avenue, Suite 1400 Dallas, Texas 75201 www.penson.com

PRESS RELEASE

Penson Worldwide, Inc. Appoints Diane

Schueneman as Independent Director

DALLAS, TX, November 30, 2011—The Board of Directors of Penson Worldwide, Inc. (NASDAQ: PNSN) appointed Diane L. Schueneman, 59, as an independent Director effective yesterday to fill the vacancy left by David A. Reed, 63, who resigned last Friday. Ms. Schueneman also was appointed to replace Mr. Reed as a member of the Board’s Audit and Compensation committees.

“We are extremely pleased to have Diane join our Board,” said Roger J. Engemoen, Jr., Chairman. “Ms. Schueneman is one of the financial industry’s most esteemed technology and operations executives. She has significant experience with industry organizations, such as the DTCC, and as a non-executive director of ICAP plc, a company listed on the London Stock Exchange. She also has extensive knowledge regarding the trading and clearing of all major asset classes. In 2007, Crain’s New York Business named Ms. Schueneman as ‘one of the most powerful women of New York.’”

“At the same time, we want to thank David for his service and dedication to Penson since joining the Board in 2006,” Mr. Engemoen said. Mr. Reed has been the President of Capital Management LLC, general partner for Causeway Capital Partners, LP, a family investment fund, since 2000.

Ms. Schueneman served as Senior Vice President and Head of Global Infrastructure Solutions of BofA Merrill Lynch (formerly, Merrill Lynch & Co. Inc.) from April 2006 to 2008, where she was responsible for all technology, infrastructure, client services, and operations worldwide for Capital Markets, Private Wealth and Asset Management. Prior to that, she was Head of Global Operations & Infrastructure Services of BofA Merrill Lynch from October 2004 to April 2006.

Ms. Schueneman started her career at Merrill in 1971 as an Account Executive in Institutional Sales. Subsequently, she served in a number of roles with increasing responsibility in International Equities in the U.K., Global Futures Execution and Clearing Services, Global Fixed Income and Derivative Operations, Operations and Administration for Merrill Lynch Investment Managers worldwide, and Global Private Client Services & Technology Division, where she was responsible for all banking and brokerage services and technology provided to Merrill’s retail, middle market and 401K clients.

Ms. Schueneman currently is a Non-Executive Director of ICAP plc (LSE: IAP), the world’s premier voice and electronic interdealer broker and provider of post trade risk and information services. She also has served as a Director of Depository Trust & Clearing Corporation (DTCC); a Member of Global Board of Managers of Omgeo, LLC, which automates trade lifecycle events between investment managers, broker/dealers and custodian banks; and a Director of Capco Group, which provides integrated consulting, technology, and transformation services to the financial services industry in North America and internationally.

About Penson Worldwide: www.penson.com

The Penson Worldwide group of companies provides execution, clearing, custody, settlement and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada Inc., Penson Financial Services Limited, Nexa Technologies, Inc., Penson Asia Limited, and Penson Financial Services Australia Pty Ltd, among other companies. Headquartered in Dallas, Texas, Penson has served the clearing needs of the global financial services industry since 1995. Penson Worldwide—Building the Best Clearing and Execution Services Firm in the World.

Penson Financial Services, Inc. is a member of FINRA, New York Stock Exchange, NYSE Arca Exchange, NYSE Amex Equities, NYSE Amex Options, BATS Exchange, Direct Edge Exchanges (EDGA and EDGX), Chicago Board Options Exchange (CBOE), Chicago Stock Exchange, International Securities Exchange (ISE), NASDAQ OMX BX, NASDAQ OMX PHLX, NASDAQ Stock Market, NASDAQ LIFFE, LLC, National Stock Exchange, Options Clearing Corp. (OCC), Fixed Income Clearing Corp. (FICC), MSRB, National Securities Clearing Corp. (NSCC), DTC, ICMA, Euroclear, and SIPC. Penson Financial Services, Inc. is also a registered Futures Commission Merchant and clearing member at the Chicago Mercantile Exchange, Chicago Board of Trade, New York Mercantile Exchange, Comex, Kansas City Board of Trade, Minneapolis Grain Exchange, NYSE Liffe US, NYSE Euronext LIFFE, ONEChicago, ICE Futures Europe and ICE Futures USA.

Penson Financial Services Canada Inc. is a participating organization with the Toronto Stock Exchange, the Montreal Exchange, the CNSX Exchange and the TSX Venture Exchange, is regulated by the Investment Industry Regulatory Organization of Canada, is a member of the CIPF, CDCC and CDS and subscribes to various Canadian Alternative Trading Systems.

Penson Financial Services Ltd. is a member of the London Stock Exchange, Chi-X Europe, BATS Europe, NYSE Arca, NYSE Euronext, and SmartPool, and is authorized and regulated by the Financial Services Authority.

Penson Financial Services Australia Pty Ltd holds an Australian Financial Services License and is a Participant of ASX Limited, Australian Clearing House Pty Limited, and ASX Settlement and Transfer Corporation Pty Limited.

Forward-Looking Statements: Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.

Penson Contacts: Gary Fishman (gary.fishman@anreder.com), Steven Anreder (steven.anreder@anreder.com), or Michael Shallo (michael.shallo@anreder.com), of Anreder & Company, at +1-212-532-3232

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